Exhibit 99.1

G-III APPAREL GROUP, LTD.

For: G-III Apparel Group, Ltd.

Contact: Investor Relations
James Palczynski
(203) 682-8229

Neal S. Nackman, Chief Financial Officer
G-III Apparel Group, Ltd.
(212) 403-0500

G-III APPAREL GROUP, LTD. ANNOUNCES THIRD QUARTER FISCAL 2018 RESULTS

—Net Sales Increase by 16% to a Third Quarter Record of $1.02 Billion—

—Third Quarter Results Exceed Forecast—

—Full Year Net Income Forecast Increased—

New York, New York – December 5, 2017 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the third quarter of fiscal 2018 ended October 31, 2017.

For the third quarter ended October 31, 2017, G-III reported that net sales increased 16% to $1.02 billion from $883.5 million in the year-ago period. This increase includes net sales of approximately $88.0 million of our DKNY and Donna Karan products. The Company’s net income for the third quarter increased to $81.6 million, or $1.65 per diluted share, from $70.6 million, or $1.50 per diluted share, in the prior year’s comparable period. As discussed below, the Company is increasing its prior guidance for the full fiscal 2018 year, noting excellent wholesale net sales across all major brands in the third quarter.

On an adjusted basis, excluding for the third quarter of fiscal 2018 non-cash imputed interest expense of $1.4 million related to the note issued to the seller as part of the consideration for the acquisition of Donna Karan International (“DKI”), equal to $0.02 per share, non-GAAP net income per share for the third quarter of fiscal 2018 was $1.67.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “We are pleased with our third quarter results which surpassed our plan. We have executed our strategy with well-known brands and compelling product in an environment that remains challenging across our industry. Our products are selling well as we head into the holiday season and we expect to close the year with improved results and sustained momentum.”

Mr. Goldfarb concluded, “We have a growth strategy that works. We continue to own and align with great brands, control our distribution well, approach every relationship as a partner, and deliver to the consumer a truly outstanding range of product. These commitments have served us well and will continue to illuminate our path to long term success.”

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Outlook

The Company today increased its prior net income guidance for the full fiscal year ending January 31, 2018. The Company continues to forecast net sales of approximately $2.80 billion and is now forecasting net income between $66 million and $71 million, or between $1.33 and $1.43 per diluted share. The Company previously forecasted net income between $56 million and $60 million, or between $1.11 and $1.21 per diluted share.

The Company’s forecast includes Donna Karan-related transitional expenses of approximately $1.8 million and non-cash imputed interest expense of approximately $5.7 million. On an adjusted basis, excluding transitional and imputed interest expenses, the Company now anticipates non-GAAP net income of between approximately $71 million and $76 million, or between $1.42 and $1.52 per diluted share. The Company’s previous forecast was for non-GAAP net income of between approximately $64 million and $69 million, or between $1.28 and $1.38 per diluted share.

The forecasted GAAP and non-GAAP results reflect expected operating losses of approximately $23.9 million and additional interest expense of approximately $22.8 million, equal to an aggregate of $0.59 per diluted share, associated with the Donna Karan business for the full fiscal 2018 year. The per share forecasts above include the impact of the issuance of approximately 2.6 million shares of new G-III common stock to the seller of DKI on December 1, 2016.

The Company is now forecasting projected full-year adjusted EBITDA for fiscal 2018 between $188 million and $196 million compared to adjusted EBITDA of $148.1 million in fiscal 2017 and compared to its previous forecast of adjusted EBITDA of between $180 million and $188 million. This adjusted EBITDA guidance includes a forecasted full-year operating loss of approximately $16.0 million associated with the Donna Karan business.

Non-GAAP Financial Measures

Reconciliations of GAAP net income to non-GAAP net income, GAAP net income per share to non-GAAP net income per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income, non-GAAP net income per share and adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP.

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About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. G-III’s owned brands include Donna Karan, DKNY, Vilebrequin, G. H. Bass, Andrew Marc, Marc New York, Eliza J and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Ivanka Trump, Kensie, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Hands High, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Calvin Klein Performance and Karl Lagerfeld Paris names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s acquisition of Donna Karan International Inc. and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(NASDAQGS: GIII)

CONSOLIDATED STATEMENTS OF OPERATIONS AND

SELECTED BALANCE SHEET DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2017	2016	2017	2016

Net sales	$1,024,993	$883,476	$2,092,040	$1,783,145
Cost of sales	634,128	562,024	1,296,428	1,140,381
Gross profit	390,865	321,452	795,612	642,764
Selling general and administrative expenses	242,740	198,274	636,000	504,547
Depreciation and amortization	6,906	8,033	27,480	22,898
Operating profit	141,219	115,145	132,132	115,319
Equity earnings (loss) in unconsolidated affiliates	612	(1,437)	(540)	(820)
Interest and financing charges, net	(13,884)	(1,701)	(33,472)	(3,999)
Income before taxes	127,947	112,007	98,120	110,500
Income tax expense	46,322	41,443	35,454	38,458
Net income	$81,625	$70,564	$62,666	$72,042

Net income per common share:
Basic	$1.67	$1.54	$1.29	$1.58
Diluted	$1.65	$1.50	$1.27	$1.53
Weighted average shares outstanding:
Basic	48,846	45,918	48,729	45,713
Diluted	49,528	46,902	49,410	46,947

	At October 31,
	2017	2016
Selected Balance Sheet Data (in thousands):
Cash	$68,229	$44,996
Working Capital	928,371	704,506
Inventory	592,822	490,555
Total Assets	2,259,053	1,423,441
Short-term Revolving Debt	—	91,334
Long-Term Debt	726,608	—
Total Stockholders' Equity	1,106,932	969,902

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF ACTUAL GAAP NET INCOME PER SHARE TO

ACTUAL NON-GAAP NET INCOME PER SHARE

(Unaudited)

	Actual Three Months Ended October 31, 2017	Actual Three Months Ended October 31, 2016	Actual Nine Months Ended October 31, 2017	Actual Nine Months Ended October 31, 2016
GAAP diluted net income per common share	$1.65	$1.50	$1.27	$1.53
Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	—	—	—	0.06
Non-cash imputed interest	0.03	—	0.09	—
Donna Karan related transitional expenses	—	—	0.04	—
Income tax benefit impacts of non-GAAP adjustments	(0.01)	—	(0.05)	(0.02)
Non-GAAP diluted net income per common share	$1.67	$1.50	$1.35	$1.57

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes acquisition related professional fees, non-cash imputed interest expense and Donna Karan related transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective period. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding acquisition-related expenses and charges in fiscal 2017 and 2018 that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO

FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017
GAAP diluted net income per common share	$ 1.33 - $ 1.43	$1.10
Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	—	0.16
Non-cash imputed interest	0.11	0.02
Donna Karan related transitional expenses	0.04	0.08
Asset impairment charges	—	0.22
Income tax benefit impacts of non-GAAP adjustments	(0.06)	(0.16)
Non-GAAP diluted net income per common share	$ 1.42 - $ 1.52	$1.42

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes acquisition related professional fees, non-cash imputed interest expense and Donna Karan related transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, as well as asset impairment charges related to the retail operations segment in fiscal 2017. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective period. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding acquisition-related expenses and charges in fiscal 2017 and 2018 and asset impairment charges in fiscal 2017 related to our retail operations segment that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017
Net income	$ 66,000- $71,000	$51,938
Professional fees associated with the DKI acquisition	—	7,789
Donna Karan related transitional expenses	1,800	3,910
Asset impairment charges	—	10,480
Depreciation and amortization	37,200	32,481
Interest and financing charges, net	45,000	15,675
Income tax expense	38,000 – 41,000	25,824
Adjusted EBITDA, as defined	$ 188,000 - $ 196,000	$148,097

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes professional fees and Donna Karan related transitional expenses, which are comprised primarily of severance expenses in fiscal 2017 and 2018, as well as asset impairment charges in fiscal 2017 related to our retail operations segment. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME

TO NON-GAAP NET INCOME

(In thousands)

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017
Net income	$ 66,000- $ 71,000	$51,938
Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	—	7,789
Imputed non-cash interest	5,700	952
Acquisition related transition expenses	1,800	3,910
Asset impairment charges	—	10,480
Income tax expense impacts of non-GAAP adjustments	(2,500)	(7,682)
Non-GAAP net income, as defined	$ 71,000- $76,000	$67,387

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes acquisition related professional fees, non-cash imputed interest expense and Donna Karan related transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, as well as asset impairment charges related to the retail operations segment in fiscal 2017. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective period. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our forecasted and actual performance by excluding acquisition-related expenses and charges in fiscal 2017 and 2018 and asset impairment charges in fiscal 2017 related to our retail operations segment that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our forecasted and actual performance on a comparative basis and believes that it is also useful to investors to enable them to assess our forecasted and actual performance on a comparative basis across historical periods and facilitate comparisons of our forecasted and actual operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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